SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

           PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

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                        Date of Report: October 20, 1999

                                  ISRAMCO, INC.
             (Exact name of registrant as specified in its charter)

Delaware                             0-12500                 13-3145265
(State or Other Jurisdiction         Commission File         IRS Employer
of Incorporation)                    Number)                 Identification No.)

               1770 St. James Place, Suite 607, Houston, Texas 77056
                    (Address of Principal Executive Offices)

                                  713-621-3882
              (Registrant's Telephone Number, including Area Code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS

      Isramco, Inc. (the "Company"), the operator of the offshore licenses in Israel, and the below referenced license participants (collectively, the "Isramco Group"), have on October 20, 1999, entered into an agreement with BG International Limited, a subsidiary of BG plc (formerly British Gas plc)("BG"), for the acquisition by BG from the Isramco Group of a 50% participation interest in the offshore licenses in Israel and BG's replacement of the Company as operator of such licenses (the "Transaction"). The licenses forming the subject matter of the Transaction are Med Yavne, Med Tel Aviv, Med Hadera, Med Ashdod and Med Hasharon (collectively, the "Subject Licenses"). Following the completion of the Transaction, the Company's participation in the Subject Licenses will be approximately .5% (reduced from 1.0043%).

      Under the terms of the Transaction, BG will replace the Company as operator of the Med Yavne license by no later than January 1, 2000. The Company will continue to serve as operator of each of the remaining Subject Licenses on the same terms and conditions currently existing among the Company and the other license participants until each such license's expiration.

      Pursuant to the Transaction, the Company and BG will coordinate their respective efforts in consolidating and completing work programs in respect of the areas included within the Subject Licenses (other than for Med Yavne) for the purpose of jointly applying for new oil licenses in replacement of any expiring license ("New Licenses").

      In consideration of the Company's performance of its obligations under the Transaction agreement, BG will remit to the Company approximately $1.9 million following the execution of the agreement, with an additional approximate $1.9 million to be paid to the Company by no later than January 15, 2000. Additionally, upon the issuance of each of the three first New Licenses, if any, BG is to pay to the Company approximately $1.7 million. The Company's share of the aggregate consideration payable by BG to the Isramco Group in respect of the transfer of the Subject License rights is approximately $12,000.

      With respect to the Med Yavne license, subject to the consent of all of the license participants the Joint Operating Agreement will be revised to provide, among other things, that BG will be appointed operator and that the Company will furnish to BG consulting services of an administrative and technical nature. In consideration therefor, the Company is entitled to a monthly fee equal to $10,000. The Company is entitled to receive from each member of the Isramco Group overriding royalties equal to 2% of each such member's rights to any oil and/or gas which is produced within the offshore licenses or within any other oil and gas rights which may be obtained in lieu of these offshore licenses.

      The assignment of the Isramco Group's rights in the Subject Licenses to BG as contemplated by the Transaction is subject to the consent of the Petroleum Commissioner of the State of Israel. If such consent is not obtained within 30 days of the signing of the Transaction agreement, then the amounts then paid to Isramco Group and the Company are to be refunded to BG.

Participants
Naphtha Israel Petroleum Corp. Ltd.
Equital Ltd.
J.O.E.L. - Jerusalem Oil Exploration Ltd.
Negev 2, Limited Partnership
I.N.O.C. Dead Sea Limited Partnership
Naphtha Explorations Limited Partnership

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 1999                  Isramco, Inc.


                                        By: /s/ Haim Tsuff

                                        Haim Tsuff
                                        Chairman of the Board